EXHIBIT 99.2



VALERO ENERGY CORPORATION ANNOUNCES FINAL RESULTS OF ELECTIONS FOR MERGER CONSIDERATION

Friday September 2, 11:22 am ET

SAN ANTONIO--(BUSINESS WIRE)--Sept. 2, 2005--Valero Energy Corporation (NYSE:VLO
- News) today announced the final results of elections made by Premcor stockholders for the form of merger consideration to be received in the merger of Premcor and Valero, which was consummated on September 1, 2005. The results of elections as reported to Valero by the exchange agent, Computershare Trust Company of New York, are as follows:

         CASH ELECTIONS: Elections to receive $72.76 in cash for each share of Premcor common stock were validly made with respect to 182,530 shares of Premcor common stock;

         STOCK ELECTIONS: Elections to receive 0.99 shares of Valero common stock for each share of Premcor common stock were validly made with respect to 88,059,939 shares of Premcor common stock; and

         NON-ELECTIONS: No election was validly made with respect to 1,069,007 shares of Premcor common stock.

The elections are subject to proration procedures as described in greater detail on pages 41 through 45 in the proxy statement/prospectus. Based on these results of the elections, the merger consideration expected to be paid to Premcor stockholders is as follows:

         CASH ELECTIONS: Each Premcor share with respect to which an election to receive $72.76 in cash was validly made will receive $72.76 in cash;

         STOCK ELECTIONS: Each Premcor share with respect to which an election to receive 0.99 shares of Valero common stock was validly made will receive 0.48233 shares of Valero common stock and $37.31 in cash; and

         NON-ELECTIONS: Each Premcor share with respect to which a valid election was not made will receive $72.76 in cash.

Fractional shares of Valero will not be issued in the merger. In lieu thereof, stockholders will receive cash as provided in the merger agreement in an amount equal to the value (determined with reference to the closing price of a share of Valero common stock as reported on the NYSE Composite Tape on August 31, 2005, the last full trading day immediately prior to the closing date) of such fractional interest.

Valero Energy Corporation is a Fortune 500 company based in San Antonio, with approximately 22,000 employees and annual revenue of about $70 billion. The company owns and operates 18 refineries throughout the United States, Canada and the Caribbean with a combined throughput capacity of approximately 3.3 million barrels per day, making it the largest refiner in North America. Valero is also one of the nation's largest retail operators with more than 4,700 retail
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and branded wholesale outlets in the United States, Canada and the Caribbean under various brand names including Valero, Diamond Shamrock, Shamrock, Ultramar, and Beacon. Please visit www.valero.com for more information.

Statements contained in this press release that state the company's or management's expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words "believe," "expect," "should," "estimates," and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecast, see the proxy statement/prospectus dated July 13, 2005 regarding the merger of Valero and Premcor, and the amended Form S-4 Registration Statement filed with the Securities and Exchange Commission (as the same may be supplemented or amended). Also see both companies' reports, including annual reports on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission and available on the Valero web site at www.valero.com.

--------------------------------------------------------------------------------

Contact:

Valero Energy Corporation, San Antonio
Investors, Eric Fisher, Vice President,
Investor Relations: 210-345-2896
or
Media, Mary Rose Brown, Senior Vice President,
Corporate Communications: 210-345-2314
Web site: http://www.valero.com/